UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2007

ICF International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33045	22-3661438
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

9300 Lee Highway, Fairfax, Virginia	22031
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 934-3000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 245 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchanged Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On June 28, 2007, ICF International, Inc. (the “Company”) entered into a stock purchase agreement by and among the Company, ICF Consulting Group, Inc., a Delaware corporation wholly owned by the Company (“Buyer”), Z-Tech Corporation (“Z-Tech”) and the shareholders of Z-Tech listed on the signature page thereto (the “Sellers”), for the purchase of all of the outstanding capital stock of Z-Tech. Prior to the execution of the stock purchase agreement, there were no material relationships between the Company and the Buyer, on the one hand, and Z-Tech and the Sellers, on the other.

Additional information regarding the stock purchase agreement is included in Item 2.01 of this Current Report on Form 8-K and is incorporated by reference.

Also on June 28, 2007, the Company, the Buyer and various subsidiaries of the Buyer, as co-borrowers, modified their existing credit agreement by entering into a Fourth Modification to the Amended and Restated Business Loan and Security Agreement and other Loan Documents, with Citizens Bank of Pennsylvania, as Lenders’ Agent and their other lenders (the “Fourth Amendment”). The following primary changes were made pursuant to the Fourth Amendment: (i) the Agent and Lenders consented to the Borrowers’ acquisition of Z-Tech pursuant to the terms of the stock purchase agreement; (ii) the maximum principal amount of Facility A was increased by Thirty Million Dollars, from Sixty-Five Million Dollars to Ninety-Five Million Dollars; and (iii) the maximum principal amount of the Swing Line Facility was increased by Ten Million Dollars, from Ten Million Dollars to Twenty Million Dollars.

The description of the Fourth Amendment is qualified in its entirety by the full text of the Fourth Amendment attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets

On June 28, 2007, the Buyer completed the purchase from the Sellers of all of the outstanding capital stock of Z-Tech in accordance with the terms of the stock purchase agreement. The purchase price consisted of a $27.0 million cash payment at closing and an additional $8.0 million in potential earn-out payments.

The stock purchase agreement also contains customary representations, warranties, covenants and indemnities.

As part of the purchase of Z-Tech, the Buyer entered into non-competition agreements with each of the Sellers in favor of the Buyer.

The description of the stock purchase agreement is qualified in its entirety by the full text of the agreement attached as Exhibit 2.1 hereto and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On June 28, 2007, the Company issued a press release announcing the acquisition of Z-Tech. A copy of the release is attached hereto as Exhibit 99.1

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01	Financial Statements and Exhibits

(a) and (b) Financial statements of businesses acquired and pro forma financial information

The Company has concluded that the acquisition of the shares of Z-Tech is not significant pursuant to Rule 11.01(b) of Regulation S-X and, as a result, financial statements are not required to be included for this acquisition.

(d) Exhibits

2.1	Stock Purchase Agreement dated as of June 28, 2007 by and among ICF International, Inc., ICF Consulting Group, Inc., the Sellers and Z-Tech Corporation

10.1	Fourth Modification to Amended and Restated Business Loan and Security Agreement and Other Loan Documents, dated June 28, 2007

99.1	Press Release Dated June 28, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICF International, Inc.

Date: July 5, 2007	By:	/s/ Judith Kassel
Judith Kassel
General Counsel and Secretary

Exhibit Index

Exhibit No.	Document
2.1	Stock Purchase Agreement dated as of June 28, 2007 by and among ICF International, Inc., ICF Consulting Group, Inc., the Sellers and Z-Tech Corporation

10.1	Fourth Modification to Amended and Restated Business Loan and Security Agreement and Other Loan Documents, dated June 28, 2007

99.1	Press Release Dated June 28, 2007